                                                                   EXHIBIT 99.14

                                                                     GLOBAL NOTE

         THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT (THE "PURCHASE AGREEMENT") AMONG EXCHANGE APPLICATIONS, INC., EXSTATIC SOFTWARE, INC. AND THE PURCHASERS THEREIN, DATED AS OF [APRIL __, 2002], AS AMENDED FROM TIME TO TIME, AND THE HOLDERS OF THIS NOTE ARE ENTITLED TO THE BENEFITS THEREOF.

         THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS TO THE EXTENT PROVIDED IN [THE SUBORDINATION LETTER AGREEMENT] DATED AS OF THE DATE HEREOF, AMONG THE PURCHASERS HEREOF AND SVB (AS MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "SUBORDINATION LETTER AGREEMENT").

                           EXCHANGE APPLICATIONS, INC.

                               SENIOR SECURED NOTE


                                                              New York, New York
UP TO U.S. $4,000,000                                           [April __, 2002]


         SECTION  1. GENERAL; INTEREST; ADJUSTMENTS.

                  (a) General. For value received, EXCHANGE APPLICATIONS, INC., a Delaware corporation (the "Company") and EXSTATIC SOFTWARE, INC. (f/k/a Gino Borland, Inc.), a Washington corporation ("eXstatic") (the Company and eXstatic, including any successors of the Company or eXstatic (by way of merger, consolidation, sale or otherwise) together, the "Payors"), hereby promise to pay to the order of the payees listed on Schedule I hereto or such payee's assigns (the "Payees"), the unpaid principal balance of this Note (representing the unreimbursed payments by the Payees under the April Guaranty), plus any accrued and unpaid interest thereon, which may be outstanding hereunder on the date which is 30 days after the first Funding Date (the "Note Maturity Date"). Each Payee's portion of the unpaid principal amount of this Note and the accrued and unpaid interest thereon, shall be payable by wire transfer of immediately available funds to the account of such Payee or by certified or official bank check payable to each Payee mailed to such Payee at the address of such Payee as set forth on Schedule I hereto, the records of the Payors or such other address as shall be designated in writing by such Payee to the Payors. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

                  (b) Fundings. In connection with any Funding, the Payors irrevocably authorize the Payees to make, or cause to be made, an appropriate notation on the grid attached as Schedule I hereto, or the continuation of such grid or any other similar record, including computer records, to reflect any adjustments thereto, as appropriate and the Payors shall acknowledge such updates by signing Schedule I, to reflect the amount of such Funding as additional outstanding principal hereunder. The outstanding amount of this Note set forth on such grid, or the continuation of such grid, or any other similar record, including computer records maintained by the Payees with respect to this Note, shall be prima facie evidence of the principal amount owing and unpaid by the Payors to the Payees, but the failure to record, or any error in so recording any such amount on any such grid, or any continuation thereof, or other record shall not limit or otherwise affect the obligation of the Payors hereunder to make payments of principal and interest on this Note when due.

                  (c) Interest. Interest shall accrue daily on all Fundings evidenced hereby (plus all unpaid overdue interest thereon), from and after the date of such Funding until the entire amount of such Funding and all interest accrued thereon have been paid in full, at the rate of 2% per month (the "Initial Rate of Interest"); provided, however, that upon the occurrence of an Event of Default, the Initial Rate of Interest shall be automatically increased by 1% per month from the date that such Event of Default has occurred and is continuing until the date such Event of Default is cured, waived in writing by the Note Majority or otherwise satisfied by the Payors in full. For example, interest shall accrue at a rate of 3% per month during the first 30-day period following the occurrence of an Event of Default, beginning the day after such Event of Default, and a rate of 4% per month during the second 30-day period following the occurrence of an Event of Default, beginning 31 days after such Event of Default, and so on. The Payors shall pay interest on the Note Maturity date or any other date on which repayments of principal are made (on the amounts so prepaid) or, if the Note Maturity Date shall not be a Business Day, on the next succeeding Business Day to occur after such date. Interest shall be payable in cash by wire transfer of immediately available funds. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

                  (d) Joint and Several Obligations. Each Payor shall be jointly and severally liable to each Payee for all of the monetary and other obligations of the Payors under this Note.

                  (e) Application of Proceeds. All payments made by the Payors hereunder shall be applied first, to the payment of all accrued interest on the earliest Funding recorded on Schedule I and second, to the repayment of the principal amount of the earliest Funding recorded on Schedule I, in turn, until all interest and principal hereunder have been paid in full.

         SECTION 2. PREPAYMENT.

                  (a) Prepayment at the Option of the Payors. The principal amount of this Note, together with the accrued and unpaid interest thereon, may be prepaid in whole or in part without premium or penalty at the option of the Payors at any time.

                  (b) Required Prepayment. At any time prior to the Note Maturity Date and following the earlier of (i) the occurrence of each Event of Default (and only during the continuation of each such Event of Default), and
(ii) immediately upon (or immediately prior to) the consummation of a Sale of the Company, each Payee may elect, at any time and from time to time thereafter, to have the Payors prepay in whole or in part the aggregate outstanding principal amount of this Note, plus any accrued and unpaid interest thereon (the "Prepayment Amount"); provided, that upon the occurrence of an Event of Default described in Section 3(a)(vii) or (viii), all amounts due and owing under this Note and the other Financing Documents shall automatically, without requiring notice or action of any other kind, become immediately due and payable. The Payors shall provide prompt written notice to each Payee of (i) an Event of Default and (ii) its entering into any agreement which is reasonably likely to result in a Sale of the Company. The Note Majority shall give written notice to the Payors of such election (the "Notice of Election"), whereupon the Payors shall be obligated to prepay such Prepayment Amount on the date which shall be determined by the Payors (the "Prepayment Date"), but in any event shall not be later than 10 days after the date on which the Notice of Election is delivered to the Payors. All such prepayments shall be made by wire transfer of immediately available funds to a bank account designated by each Payee.

                  (c) General. Anything contained in this Section 2 to the contrary notwithstanding, the outstanding principal amount of this Note, plus any accrued but unpaid interest thereon, shall remain subject to the prepayment provisions of this Section 2 at all times up to the date on which the full amount of the principal amount of this Note, plus any accrued but unpaid interest thereon, is paid in full to the Payees.

         SECTION 3. EVENTS OF DEFAULT.

                  (a) Definition. In each case of the happening of any of the following events (each of which is an "Event of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, a "Default"):

                           (i) if a default (other than a default pursuant to Section 3(a)(ii)) occurs in the due observance or performance of any covenant or agreement of the Payor to be observed or performed pursuant to the terms of any of the Financing Documents and such default shall continue (if curable) for more than fifteen (15) days after the occurrence thereof;

                           (ii) if a default occurs in the payment of any principal or interest under this Note or any of the other Notes issued pursuant to the Purchase Agreement, whether at the stated date of maturity or any accelerated date of maturity or any other date fixed for payment;

                           (iii) if any representation or warranty of the Payor or any of its Subsidiaries in any Financing Document or in any other document or instrument delivered pursuant to the Purchase Agreement shall prove to have been false in any material respect (with the foregoing materiality standard not to be construed in any manner giving duplicative effect to any materiality standard contained in the terms of such representation and warranty) upon the date when made or deemed to have been made;

                           (iv) if any Payor shall (1) discontinue its business, (2) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (3) admit in writing its inability to pay its debts as they mature, (4) make a general assignment for the benefit of creditors, or (5) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation Laws, or an answer admitting the material allegations of a petition filed against it in any Proceeding under any such Law;

                           (v) there shall be filed against any Payor an involuntary petition seeking reorganization of such Payor or the appointment of a receiver, trustee, custodian or liquidator of such Payor or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency Law of any jurisdiction, whether now or hereafter in effect and such petition or appointment shall continue unstayed and in effect for a period of 30 consecutive days; or

                           (vi) if final judgment(s) for the payment of money in excess of an aggregate amount of $500,000 not covered by insurance shall be rendered against any Payor and shall remain undischarged for a period of 30 consecutive days during which such judgment and any levy or execution thereof shall not have been effectively stayed or vacated;

then, upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Note Majority, any and all Indebtedness of the Payors to the Payees under this Note shall immediately become due and payable, including as to principal and interest (including any deferred interest and any accrued and unpaid interest), without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Purchase Agreement or other evidence of such Indebtedness to the contrary notwithstanding, provided, that upon the occurrence of an Event of Default described in Section 3(a)(vii) or (viii), all amounts due and owing under this Note and the other Financing Documents shall automatically, without requiring notice or action of any other kind, become immediately due and payable. Events of Default may be waived by consent of the Note Majority.

                  (b)      Remedies on Default, Etc.

         In case any one or more Events of Default shall occur and be continuing and acceleration of this Note or any other Indebtedness of the Payors to the Payees shall have occurred, the Note Majority may, among other things, proceed to protect and enforce its rights by an action at Law, suit in equity or other appropriate Proceeding, whether for the specific performance of any agreement contained herein or any of the other Financing Documents, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by Law. No right conferred upon each Payee hereby or by the Purchase Agreement shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

         SECTION 4. INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT;
                    SUBORDINATION.

         Notwithstanding anything to the contrary, each Payee acknowledges and agrees that its rights, benefits and remedies and the exercise thereof are subject to the terms and provisions of (i) the Intercreditor and Collateral Agency Agreement, dated as of August 29, 2001, as amended, supplemented, revised or replaced from time to time (including by Amendment No. 1 to the Intercreditor and Collateral Agency Agreement, dated as of the date hereof) among the Payees and the other parties thereto, and (ii) the Payees and the [Subordination Letter Agreement] dated as of the date hereof among SVB and the Payees.

         SECTION 5. DEFENSES.

         The obligations of the Payors under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

         SECTION 6. EXCHANGE OR REPLACEMENT OF NOTE.

                  (a) The Payees collectively may, at their option, in person or by duly authorized attorney, surrender this Note for exchange, at the principal business office of any Payor, and the Payees will receive in exchange therefor, a new Note in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same annual rate as this Note, such new Note to be dated as of the date of this Note and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as each Payee may designate in writing.

                  (b) Upon receipt by the Payors of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Payors will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 6 shall be dated as of the date of this Note.

         SECTION 7. EXTENSION OF MATURITY.

         Should the principal of or interest on this Note become due and payable on other than a Business Day, the maturity date thereof shall be extended to the next succeeding Business Day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

         SECTION 8. INTEREST SAVINGS.

         Interest shall be payable on the aggregate outstanding principal amount of all Fundings, and to the maximum extent permitted by applicable Law, at the applicable rate of interest set forth in Section 1(c) hereof until paid in full. The Payees and the Payors intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Note shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum rate of interest permitted to be charged pursuant to applicable Law from time to time in effect, and if the applicable rate of interest hereunder would exceed the maximum rate allowable under applicable Law, the interest rate applicable hereunder shall automatically be lowered to the maximum rate of interest permitted to be charged pursuant to applicable Law.

         SECTION 9. ATTORNEYS' AND COLLECTION FEES.

         Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection, the Payors agree to pay, in addition to principal and interest due and payable hereon, all reasonable costs of collection, including reasonable attorneys' fees and expenses, incurred by the Payees in collecting and enforcing this Note as applicable.

         SECTION 10. WAIVERS.

                  (a) Each Payor hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

                  (b) No delay by the Note Majority in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Note Majority and then only to the extent set forth therein.

         SECTION 11. AMENDMENTS AND WAIVERS.

         Except for amendments that are made to reflect transfers among the Payee and/or its affiliates, and do not increase the overall amount of indebtedness hereunder (and such amendments may be made by the Note Majority), no provision of this Note may be amended or waived except if such amendment and waiver is in writing and is signed, in the case of an amendment, by the Note Majority and the Payors, or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, that, each Payee shall execute and deliver any amendment or waiver also being executed and delivered by the Note Majority, and each Payee hereby authorizes a representative designated by the Note Majority to execute and deliver any such amendment or waiver on such Payee's behalf.

         SECTION 12. GOVERNING LAW.

         This Note is made and delivered in, and shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

         SECTION 13. NOTICES.

         The terms and provisions of Section 8.4 of the Purchase Agreement are expressly incorporated into this Note.

         SECTION 14. SEVERABILITY.

         If any provision of this Note is held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, such provision shall automatically be amended to the extent (but only to the extent) necessary to make it not invalid, prohibited or unenforceable in such jurisdiction, without invalidating the remaining provisions of this Note or amending or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 15. ASSIGNMENT.

         Neither the Payors nor any Payee may assign their respective rights or obligations hereunder to any Person, except that each Payee may assign any of its rights and obligations hereunder to its members, limited partners or any Affiliate of such Payee; provided, that the assignment assigns at least $500,000 in face amount of this Note.

         SECTION 16. SECURITY.

         Repayment of the obligations evidenced by this Note is secured by all of the tangible and intangible assets of the Payors pursuant to that certain Security Agreement, dated the date hereof, among the Payors, the Payees (or their Collateral Agent) and the other parties thereto.

                                    * * * * *


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
         IN WITNESS WHEREOF, each Payor has duly executed and delivered this Note as of the date first written above.

                                     EXCHANGE APPLICATIONS, INC.



                                     By:
                                        ----------------------------------------
                                        Name: J. Chris Wagner
                                        Title:   President and CEO



                                     EXSTATIC SOFTWARE, INC.



                                     By:
                                        ----------------------------------------
                                        Name: J. Chris Wagner
                                        Title:   President and CEO

                                   SCHEDULE I

                                                       DATE OF      AMOUNT OF       OUTSTANDING                PAYOR         PAYEE
       PAYEE         FUNDING DATE    FUNDING AMOUNT   REPAYMENT     REPAYMENT    PRINCIPAL BALANCE    DATE   SIGNATURE     SIGNATURE
       -----         ------------    --------------   ---------     ---------    -----------------    ----   ---------     ---------
Insight Venture
Partners IV, L.P.

Insight Venture
Partners
(Cayman) IV,
L.P.

Insight Venture
Partners IV (Fund
B), L.P.

Insight Venture
Partners IV (Co-
Investors), L.P.


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